UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

NATIONAL INTERSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-51130	34-1607394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Interstate Drive, Richfield, Ohio	44286-9000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 659-8900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 15, 2013, the Board of Directors of National Interstate Corporation appointed Donald W. Schwegman as a member of the Board, effective immediately, and designated Mr. Schwegman as a Class I director. The Board also appointed Mr. Schwegman to serve as the Chairman of the Audit Committee of the Board replacing Joseph E. (Jeff) Consolino. Mr. Consolino has resigned from the Audit Committee because he no longer satisfies the independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the Nasdaq Stock Market (“Nasdaq Rules”) as a result of his election as Executive Vice President and Chief Financial Officer of American Financial Group, Inc., (“AFG”) the parent company of the Company’s majority shareholder.

Mr. Schwegman, who retired from Deloitte & Touche LLP (“Deloitte”) in 2012, was the lead client service partner for various complex insurance organizations for 20 years. Most recently, Mr. Schwegman served as the Insurance Industry Profession Practice Director for Deloitte with responsibility for formulating the U.S. firm’s position on insurance accounting and auditing issues, developing internal insurance training programs and overseeing risk management. Mr. Schwegman was a member of the AICPA’s Insurance Experts Panel from 2008 to 2012. Mr. Schwegman has substantial background with SEC registrants’ filings, has directed merger and acquisition services for several large insurance transactions and has coordinated the audits of large multinational insurance companies.

The Board has determined that Mr. Schwegman qualifies as an independent director under the director independence standards set forth in the rules and regulations of the SEC and the Nasdaq Rules and satisfies the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable Nasdaq Rules. The Board also determined that Mr. Schwegman is an “audit committee financial expert” as such term is defined by the rules and regulations of the SEC. There have been no transactions nor are there any proposed transactions between the Company and Mr. Schwegman that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Schwegman will participate in the compensation arrangements for non-employee directors as described on page 28 of the Company’s proxy statement for its Annual Meeting of Shareholders held on April 26, 2012.

Chairman of the Board

Also on February 15, 2013, the Board of Directors of the Company appointed Joseph E. (Jeff) Consolino as Chairman of the Board. Mr. Consolino replaces Mr. Alan R. Spachman. Mr. Spachman will continue to serve as a member of the Board of Directors.

Jeff Consolino, age 46, joined AFG as Executive Vice President and Chief Financial Officer effective February 16, 2013. Prior to joining AFG, Mr. Consolino served as president and chief financial officer of Validus Holdings, Ltd., a Bermuda-based property and casualty reinsurance company. Prior to joining Validus in 2006, Mr. Consolino served as a managing director in Merrill Lynch’s investment banking division. While at Merrill Lynch, Mr. Consolino specialized in insurance company advisory and financing transactions and led the underwriting of the Company’s initial public offering. Mr. Consolino also currently serves on the boards of directors of AFG, Validus and AmWINS Group, Inc., a wholesale insurance brokerage based in Charlotte, North Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL INTERSTATE CORPORATION

Date: February 19, 2013	By:	/s/ Julie A. McGraw
Julie A. McGraw
Vice President and Chief Financial Officer